Exhibit 99.7

Alexander & Baldwin to be Taken Private in $2.3 Billion Transaction

Shareholders to Receive $21.20 Per Share in Cash Representing a 40.0% Premium to Closing Price on December 8, 2025

HONOLULU, December 8, 2025 - Alexander & Baldwin, Inc., (NYSE: ALEX) ( “A&B” or the “Company”), a Hawaiʻi-based owner, operator and developer of high-quality commercial real estate in Hawaiʻi, today announced that it has entered into a definitive merger agreement in which a joint venture formed by MW Group and funds affiliated with Blackstone Real Estate and DivcoWest (collectively, the “Investor Group”) will acquire all outstanding A&B common shares for $21.20 per share in an all-cash transaction with an enterprise value of approximately $2.3 billion, including outstanding debt. As a result of this transaction, A&B will become a private company.

A&B is the largest owner of high-quality, grocery-anchored shopping centers in Hawai‘i. The Company’s portfolio consists of approximately 4.0 million square feet of commercial space, including 21 retail centers, 14 industrial assets and four office properties, as well as fee interests in 146 acres of ground lease assets.

“For 155 years, A&B has grown alongside Hawaiʻi, shaped by the people, values and communities that define these islands,” said Lance Parker, President and Chief Executive Officer of A&B. “Today, we are taking an important step toward our long-term vision for A&B as stewards of Hawai‘i’s premier commercial real estate. As a private company supported by the deep real estate expertise and experience of our new ownership group, A&B will have greater capacity to serve its tenants and communities. In our next chapter, we will continue focusing on real estate that supports the daily lives of residents, overseeing our properties with care and remaining steadfast in our role as partners for Hawai‘i.”

“We’re pleased to reach this agreement, which delivers significant, immediate and certain value to our shareholders while strengthening A&B’s ability to serve the diverse needs of communities across Hawai‘i,” said Eric Yeaman, Chairman of the A&B Board. “The Board is confident that today’s news is in the best interests of all of A&B’s stakeholders. It delivers a substantial cash premium for shareholders and long-term benefits for our valued employees, tenants and communities.”

“As a Hawai‘i-grown company founded over 35 years ago, we have seen firsthand the community contributions and lasting value that Alexander & Baldwin has created across generations,” said Stephen Metter, CEO at MW Group. “We look forward to supporting the Company’s legacy and magnifying our collective impact on the communities we serve.”

Blackstone Real Estate has a long history of responsible ownership in Hawai‘i, including iconic hospitality properties, such as Grand Wailea, The Ritz-Carlton Maui, Kapalua, Turtle Bay and Hilton Hawaiian Village, as well as retail property Pearlridge Center and high-quality rental housing on O‘ahu.

“We’re excited to reach this agreement, which deepens our commitment to Hawai‘i and our long-standing support for its local businesses. Our approach has always centered on operating responsibly and creating new opportunities for community members, including the more than 9,000 jobs created and supported by our investments in Hawai‘i,” said David Levine, Co-Head of Americas Acquisitions for Blackstone Real Estate. “We have a deep appreciation for what the Alexander & Baldwin management team has built, and we look forward to working together going forward.”

“Alexander & Baldwin has built an outstanding portfolio and we look forward to working with our partners and the Company to help continue its success,” said Caleb Cragle, Head of Strategic Investments, DivcoWest.

Continuing A&B’s Legacy as Partners for Hawai‘i

The Investor Group is aligned with the following principles to further the Company’s vision for building a better Hawai‘i, today and for the future:

●	Maintaining A&B’s Strong Local Focus: Following the closing of the transaction, A&B will retain its name, brand and Honolulu headquarters.
●	Continued Leadership From Local Team: The Company will continue to be led by a Hawai‘i-based team and is committed to strengthening the relationships and community connection that have driven its long-term success.
●	Enhancing Existing Portfolio of Properties: A&B will continue to maintain its properties at high standards of quality for its tenants and community members. The Investor Group intends to invest over $100 million across the portfolio to enhance the properties and reinforce their essential role in the communities they serve.

Transaction Details

Under the terms of the agreement, A&B shareholders will receive $21.20 per share in cash for each share of A&B common stock they own. This amount represents a 40.0% premium to A&B’s closing stock price on December 8, 2025, the last full trading day prior to the transaction announcement.

The transaction, which was unanimously approved by the A&B Board of Directors, is expected to close in the first quarter of 2026, subject to customary closing conditions including approval by the Company’s shareholders.

Upon completion of the transaction, A&B’s common stock will no longer be listed on the NYSE.

A&B also announced today that its Board of Directors approved a fourth quarter 2025 dividend of $0.35 per share. The dividend is payable on January 8, 2026, to shareholders of record as of the close of business on December 19, 2025. Under the terms of the merger agreement, the per-share consideration that shareholders will receive at the closing of the transaction will be reduced to reflect this dividend.

Advisors

BofA Securities is serving as A&B’s exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP and Cades Schutte LLP are serving as legal advisors. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor.

Wells Fargo and Eastdil Secured are acting as Blackstone’s financial advisors. Simpson Thacher & Bartlett LLP and Carlsmith Ball LLP are serving as Blackstone’s legal counsel.

Gibson, Dunn & Crutcher LLP is serving as DivcoWest’s legal counsel.

ABOUT ALEXANDER & BALDWIN

Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 4.0 million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets, and four office properties, as well as 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.

Learn more about A&B at www.alexanderbaldwin.com.

About MW Group, Ltd.

MW Group, Ltd. is a privately-held, commercial real estate development company based in Honolulu, Hawai‘i. For more than three decades, the company has led the acquisition, development and management of a diverse portfolio of commercial properties valued at over $1 billion, including retail, industrial, office, self-storage facilities and senior assisted living communities. The company is committed to long-term stewardship, community-building, and creating enduring value through strategic partnerships and operational excellence. Learn more at www.mwgroup.com.

About Blackstone Real Estate

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has US $320 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, data centers, residential, office and hospitality. Our opportunistic funds seek to acquire well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT). Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

About DivcoWest

Founded in 1993 by Stuart Shiff, DivcoWest, a DivCore Capital company, is a vertically integrated, real estate investment firm headquartered in San Francisco, with offices in Cambridge, Beverly Hills, Menlo Park, Washington DC, Austin, and New York City. Known for long-standing relationships and experience across the risk-spectrum in innovation markets, DivcoWest combines entrepreneurial spirit with an institutional approach to commercial real estate. DivcoWest aims to create environments that inspire ingenuity, promote growth, and enhance health and well-being. Since inception, DivcoWest and its predecessor have acquired approximately 61 million square feet of commercial space - primarily throughout the United States. DivcoWest’s real estate portfolio currently includes existing and development properties in the office, R&D, lab, industrial, retail, and multifamily spaces. Follow @DivcoWest on LinkedIn.

Contacts:

A&B

Investor Contact:

Clayton Chun
(808) 525-8475
investorrelations@abhi.com

Media Contact:

Tran Chinery
tchinery@abhi.com

MW Group

Dylan Beesley

Bennet Group Strategic Communications

dylan@bennetgroup.com

Blackstone

Jeffrey Kauth

Jeffrey.Kauth@Blackstone.com

Dylan Beesley

Bennet Group Strategic Communications

dylan@bennetgroup.com

DivcoWest

Andrew Neilly	Nancy Amaral
A2N2 Public Relations	A2N2 Public Relations
925.915.0759	925.915.0673
Andrew@A2N2PR.com	Nancy@A2N2PR.com

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with the transaction, the Company will file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). The Company also may file other documents with the SEC regarding the transaction. This communication is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement and other documents that are filed or will be filed by the Company with the SEC (in each case when available) from the SEC’s website (www.sec.gov), or from the Company’s website (https://investors.alexanderbaldwin.com/sec-filings). Alternatively, these documents, when available, can be obtained for free upon written request to the Company at 822 Bishop Street, Honolulu, HI 96813.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 11, 2025, and any subsequent documents filed with the SEC. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2025 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of the participants, and their respective direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the transaction when they become available. You may obtain free copies of these documents using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements, as defined in the U.S. federal securities laws, which involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date the statements were made and are neither statements of historical fact nor guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, (i) the risk that the merger may not be completed on the anticipated terms and timing, or at all, including the risk that the required approval of the Company’s shareholders may not be obtained or that the other conditions to completion of the merger may not be satisfied, (ii) potential litigation relating to the merger that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto, (iii) the risk that disruptions from the merger will harm the Company’s business, including current plans and operations, including during the pendency of the merger, (iv) the Company’s ability to retain and hire key personnel, (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vi) risks related to diverting management’s attention from ongoing business operations, (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance, (viii) certain restrictions under the merger Agreement that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (ix) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (x) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring the Company to pay a termination fee, (xi) prevailing market conditions and other factors related to the Company’s REIT status and the Company’s business, and (xii) the risk factors discussed in Part I, Item 1A of the Company’s most recent Form 10-K under the heading “Risk Factors,” Form 10-Q and other filings with the SEC (which are available via the SEC’s website at www.sec.gov). The information in this communication should be evaluated in light of these important risk factors. We do not undertake any obligation to update or review the Company’s forward-looking statements, except as required by law, whether as a result of new information, future developments or otherwise.